NU HORIZONS ELECTRONICS CORP.
                       70 Maxess Road   Melville, NY 11747
                         631-396-5000   Fax: 631-396-5060

Company Contact:  Paul Durando
                  Nu Horizons Electronics Corp.
                  631-396-5000

FOR IMMEDIATE RELEASE
---------------------
                     NU HORIZONS REPORTS FOURTH QUARTER AND
                          FISCAL YEAR END 2004 EARNINGS

MELVILLE, NY, May 5, 2004--- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the fourth quarter and year ended February 29, 2004.

Net sales for the fourth quarter increased to $102.0 million from $70.9 million for the comparable period last year, an increase of 45%. Net income for the current quarter was $409,000 or $0.02 per share on 16,859,766 basic shares outstanding ($.02 per share on 17,928,342 diluted shares outstanding), compared with a net loss of $1.8 million or $0.11 per share on 16,683,817 shares outstanding in the same period last year.

For the fiscal year ended February 29, 2004, net sales from continuing operations increased to $345.9 million from $302.1 million in the comparable period last year. Net loss for fiscal 2004 was $848,000 or $0.05 per share on 16,729,163 shares outstanding, compared with a net loss of $2.5 million, or $.15 per share on 16,663,817 shares outstanding in the year-earlier period.

Arthur Nadata, president and chief executive officer of Nu Horizons, said, "We have now reported four sequential quarters of sales growth, with the fiscal 2004 fourth quarter experiencing a 12% sequential increase in sales over the fiscal 2004 year's third quarter. We believe that our industry is in full recovery mode and that Nu Horizons should continue to participate in the benefits of this increased demand.

Nadata continued, "Our strategy of maintaining our infrastructure and investing during the electronic industry's severe downturn is now beginning to see positive results. Our sales in Asia increased almost 200% from fiscal 2003 to 2004 and our book to bill ratio, company wide, remains positive. Key to our Asia initiative has been our ability to transfer American design wins into Asian sales when those designs become production orders offshore. With investments stabilizing and sales continuing to grow we look forward to increasing bottom line results. Our industry continues to show robust growth and we are maintaining our positioning to maximize the benefits of this growth. Year over year and quarter over quarter we have increased market share with all of our major suppliers. This is true for both our semiconductor and passive component businesses."

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


NUHC Reports Fourth Quarter Fiscal 2004 Results                          Page 2

Nadata concluded, "The second half of calendar 2003 appears to have been the break out period the industry has been long been expecting. This was evidenced by industry wide double digit sequential and year over year increases in sales dollar volume, albeit accompanied by continued downward margin pressures. We believe this improvement in the components market worldwide should continue."

A conference call to further discuss earnings will be held today at 4:15 PM ET. The call can be accessed by dialing (800) 915-4836, (international, dial
1-973-317-5319), refer to NuHorizons call. A webcast of the call will also be available online after the call at www.nuhorizons.com and a transcript of the webcast will remain available on that website for a period of twelve months after the call. In connection with the conference call, Nu Horizons has posted on its website certain information regarding its fourth quarter and fiscal year financial results.

About Nu Horizons Electronics Corp.

Nu Horizons is a leading distributor of high technology active components, including analog, communications, discretes, optical, logic & peripherals, memory, microcontrollers, system on chip (SOC), board level and computer system products to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in thirty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronic industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.




                                (Tables Follows)

NUHC Reports Fourth Quarter Fiscal 2004 Results                          Page 3


NU HORIZONS ELECTRONICS CORP.
Consolidated Statement of Operations


                                         FOR THE THREE MONTHS ENDED                 FOR THE YEAR ENDED
                                         --------------------------                 ------------------
                                          02/29/04          02/28/03              02/29/04          02/28/03

NET SALES                              $102,023,822     $  70,927,941          $345,863,877       $302,080,809
                                       -----------------------------------------------------------------------
COSTS AND EXPENSES:
  Cost of sales                          85,249,298        58,064,130           284,903,097        246,852,741
  Operating expenses                     16,120,339        14,602,507            62,435,992         57,439,743
  Interest expense                           27,458                 -               139,630             98,068
  Interest income                            (2,563)           (9,693)             (345,782)                 -
TOTAL COSTS AND EXPENSES                101,394,532        72,656,944           347,132,938        304,390,552
                                       -----------------------------------------------------------------------

INCOME (LOSS) BEFORE PROVISION FOR
INCOME TAXES AND MINORITY INTEREST          629,290        (1,729,003)           (1,269,061)        (2,309,743)

Provision (credit) for income taxes         176,395          (514,121)             (704,275)          (539,927)
                                       ------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY
INTERESTS                                   452,895        (1,214,882)             (564,786)        (1,769,816)

   Minority interest in earnings of
    subsidiary                               43,636          (560,737)              283,213           (741,822)
                                       ------------------------------------------------------------------------
NET INCOME (LOSS)                      $    409,259     $  (1,775,619)         $   (847,999)      $ (2,511,838)
                                       ========================================================================

NET INCOME (LOSS) PER COMMON SHARE:

  Basic                                        $.02            $(.11)                 $(.05)             $(.15)
                                       ========================================================================
  Diluted                                      $.02                -                      -                  -
                                       ========================================================================


WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:

  Basic                                  16,859,766       16,663,817             16,729,163         16,663,817

  Diluted                                17,928,342                *                      *                  *



* The effect of stock options have been excluded from the determination of the weighted average common shares for diluted (loss) per share for the 2004 and 2003 years and fourth quarter of 2003 as the effect was antidilutive.



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

NUHC Reports Fourth Quarter Fiscal 2004 Results                         Page 4



NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
----------------------------------------------
Consolidated Balance Sheets
---------------------------

                                    -ASSETS-
                                     ------

CURRENT ASSETS:                                                                February           February
                                                                               29, 2004           28, 2003
                                                                            -------------------------------

    Cash                                                                     $ 12,469,973      $ 31,345,616
    Accounts receivable - net of allowance for doubtful accounts of $4,089,802 and $4,083,590 for 2004 and 2003, respectively
                                                                               68,230,405        39,092,343
    Inventories                                                                68,729,081        66,073,022
    Prepaid expenses and other current assets                                     794,085         2,952,665
                                                                            -------------------------------
                                                                            -------------------------------
TOTAL CURRENT ASSETS                                                          150,223,545       141,511,213

PROPERTY, PLANT AND EQUIPMENT - NET                                             4,401,898         5,150,499

OTHER ASSETS:
    Subordinated note receivable                                                2,000,000         2,000,000
    Other assets                                                                1,552,728         1,485,044
                                                                            -------------------------------
                                                                            -------------------------------

                                                                            $ 158,178,171     $ 148,099,189
                                                                            ===============================

                                      -LIABILITIES AND SHAREHOLDERS' EQUITY-
                                       ------------------------------------

CURRENT LIABILITIES:

    Accounts payable                                                        $  21,479,465     $  16,732,172
    Accrued expenses                                                            5,250,006         5,939,395
                                                                            -------------------------------
TOTAL CURRENT LIABILITIES                                                      26,729,471        22,671,567
                                                                            -------------------------------

LONG-TERM LIABILITIES:
    Revolving credit line                                                       5,300,000                 -
    Deferred income taxes                                                         280,495           252,832
                                                                            -------------------------------
TOTAL LONG-TERM LIABILITIES                                                     5,580,495           252,832
                                                                            -------------------------------

MINORITY INTEREST IN SUBSIDIARIES                                               1,465,662         1,182,449
                                                                            -------------------------------

COMMITMENTS AND CONTINGENCIES                                                           -                 -

SHAREHOLDERS' EQUITY:
    Preferred stock, $1 par value, 1,000,000 shares authorized; none
    issued or outstanding                                                               -                 -
    Common stock, $.0066 par value, 50,000,000 shares authorized;
    16,859,766 and 16,663,817 shares issued and outstanding for 2004 and
    2003, respectively                                                            111,275           109,981
    Additional paid-in capital                                                 43,934,877        42,925,545
    Retained earnings                                                          80,650,760        81,498,759
    Other accumulated comprehensive income (loss)                                (294,369)         (541,944)
                                                                            --------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                    124,402,543       123,992,341
                                                                            --------------------------------
                                                                            $ 158,178,171     $ 148,099,189
                                                                            ================================


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